Exhibit 99.1

Inogen Completes Acquisition of Physio-Assist

Acquisition Expands Inogen’s Global Respiratory Care Presence by Addressing the Sizeable, Growing and Underserved Airway Clearance Market Opportunity

GOLETA, Calif., September 18, 2023 – Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced it has completed the acquisition of Physio-Assist SAS, expanding the company’s innovative respiratory portfolio.

Simeox, from Physio-Assist, is a technology-enabled airway clearance and mucus management device predominantly aimed at treating bronchiectasis which is a condition that presents as the lung’s bronchi are damaged and widened, in patients with cystic fibrosis or chronic obstructive pulmonary disease. Simeox is used in pulmonary rehabilitation centers, as well as at home.

As a result of the close of the transaction, originally announced on July 13, 2023, Inogen owns Physio-Assist and will now market the Simeox device outside of the United States and continue with ongoing preparations for FDA submission.

“Physio-Assist's Simeox product provides a differentiated and clinically proven innovative airway clearance technology which will add a sizable, growing, and underserved airway clearance market opportunity in support of our strategy to become a multi-portfolio global respiratory care company. Welcoming Physio-Assist to Inogen will add the Simeox airway clearance and mucus management solution to our portfolio and allow us to positively impact patients earlier in their disease journey,” said Nabil Shabshab, President and Chief Executive Officer of Inogen. “I am pleased that Inogen can now deliver a broader set of effective solutions, empowering patients to better manage their respiratory conditions in the comfort of their homes while allowing the benefits of ambulation. We are also excited about Simeox’s revenue model whereby recurring revenue will be generated by the sale of disposables in addition to the capital sales per device.”

Simeox has been cleared under CE mark in the EU and is currently being sold in Europe, Asia, and the Middle East. Inogen will leverage its commercial infrastructure and capabilities to continue marketing the device in these geographies while pursuing US regulatory approvals. The acquisition may provide access to a large and growing market opportunity with 400,000 to 490,000 patients suffering from bronchiectasis in the US eventually.

As previously communicated, the acquisition is expected to be immaterial to Inogen’s 2023 revenue and immediately accretive to gross margin. Given the clinical and commercial investment required to obtain FDA clearance and launch Simeox in the US, the transaction is expected to be accretive to adjusted earnings beginning in 2027.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its oxygen therapy products widely available allowing patients the chance to remain ambulatory while managing the impact of their disease.

For more information, please visit www.inogen.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, Inogen’s expectations for patient care with the Simeox device, and forecasted impact to revenue and earnings. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue or expenses will not decrease; risks related to cost inflation; the risks our innovation pipeline will not produce meaningful results; risks related to our pending acquisition of Physio Assist including on expenses; the impact of changes in reimbursement rates and reimbursement and regulatory policies; and the possible loss of key employees, customers, or suppliers; the risk that expenses and costs will exceed Inogen’s expectations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the year ended December 31, 2022, its Quarterly Report on Form 10-Q for the calendar quarter ended June 30, 2023, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Contact:
ir@inogen.net